Exhibit 99.1

VICTORY OILFIELD TECH ANNOUNCES SECOND QUARTER 2018

FINANCIAL RESULTS

AUSTIN, TX--(August 14, 2018) – Victory Oilfield Tech, Inc. (OTCQB: VYEY) ("Victory" or the “Company”), today announced operating results for the three months ended June 30, 2018 and recent highlights.

Second Quarter and Recent Highlights

•	Victory is seeking to raise up to $7 million in a proposed private placement and expects to use the proceeds on distribution channel development, strategic acquisitions, product development and build out of the key executive management team.
•	Victory converted $1,410,200 of debt financing proceeds from affiliate Visionary Private Equity Group I, LP (“VPEG”) into equity, which reduced a large balance sheet liability.
•	Victory received $520,000 in new debt financing proceeds from VPEG.
•	On August 2, 2018, Victory announced the acquisition of Oklahoma based oilfield service company Pro-Tech Hardbanding Services, Inc. (“Pro-Tech”). Pro-Tech is on an active growth curve and is expected to generate $2 million of gross revenue this year, which, if achieved, will reflect an increase in revenue from last year.

Kenny Hill, Victory’s Chief Executive Officer commented, “Our second quarter represented a pivot point for the Company as we converted a large related-party debt facility with VPEG into Victory equity, thus reducing a large liability from the balance sheet. We also began the process of raising up to $7 million in a proposed private placement offering. Combined with the recent completion of our strategic acquisition of Pro-Tech, we believe we are well positioned for an early-stage rollout of our exclusively licensed amorphous alloy products and services. The combination of friction reduction, torque reduction, reduced corrosion and wear delivered from our coating product, as well as enhanced asset utilization from the deployment of our RFID solution, represents the first extension of our product line beyond hardbanding. We anticipate new innovative products will come to market as we continue to collaborate with drillers to solve their most challenging down-hole needs.”

Second Quarter 2018 Financial Review

•	As a result of the divestiture and transfer of the Company’s 50% ownership in Aurora Energy Partners to Navitus Energy Group, which took place on August 21, 2017, Victory’s financials have been restated retroactively to present the Company’s previous oil and gas operations as discontinued.

•	General and administrative expenses increased to $11,771,825 for the three months ended June 30, 2018 from $513,826 for the three months ended June 30, 2017. The increase was primarily due to the settlement of a note payable with VPEG of $11,281,602 that was recorded as non-cash stock-based compensation.
•	Depreciation and amortization decreased by $7,583, to $119 for the three months ended June 30, 2018 from $7,702 for the three months ended June 30, 2017. Depreciation expense was higher during the three months ended June 30, 2017 due to certain adjustments.
•	Interest expense decreased by $34,889, to $63,744 for the three months ended June 30, 2018 from $98,633 for the three months ended June 30, 2017. Contributing to the decrease was a lower overall carrying value of interest bearing debt.
•	Loss from continuing operations increased to $11,835,688 for the three months ended June 30, 2018 from a loss of $620,161 for the three months ended June 30, 2017. The increase in the loss was primarily due to higher general and administrative costs as discussed above, which included the non-cash settlement of a note payable with VPEG of $11,281,602.
•	Income from discontinued operations increased to $36,361 for the three months ended June 30, 2018 from $5,988 for the three months ended June 30, 2017. The income in both periods was due to the Company’s divestiture of its 50% interest in the Aurora partnership.

Investor and Media Contact:

Al Petrie Advisors

Wes Harris

281-740-1334

wes@alpetrie.com

Victory Energy Corporation:

Kenneth Hill - Chief Executive Officer

Phone: 512-347-7300

Kenny@vyey.com

About Victory Oilfield Tech

Victory Oilfield Tech (OTCQB: VYEY), is a publicly held oilfield energy-tech products company focused on improving well performance and extending the lifespan of the industry’s most sophisticated and expensive equipment. America’s resurgence in oil and gas production is partially driven by new innovative technologies and processes. The Company exclusively licenses intellectual property related to amorphous metal alloys for use in the global oilfield services industry. Victory’s patented products utilize amorphous coatings designed to cost effectively reduce drill-string torque, friction, wear and corrosion, while not impacting the integrity of the base metal. Current products include solutions for drill-pipe, production tubing, and RFID enclosures, but will be expanded to meet the additional needs of exploration and production customers. Amorphous alloys are mechanically stronger, harder and more corrosion resistant than typical crystalline structure alloys found in the market today. This combination of characteristics creates opportunities for drillers to improve lateral drilling lengths, well completion time and total well costs.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding our ability to raise additional capital, the expected revenues and growth of our new subsidiary, Pro-Tech, our expectation that we will be able to make other acquisitions in the oilfield services industry, our expectation that we will be able to grow market share for our amorphous metal products and our ability to develop new products, our expectation that the Pro-Tech acquisition will help us accelerate our business plan and capital raising efforts, our expectation regarding the integration of Pro-Tech’s business and any future acquisitions and our expectations about being able to raise capital to fund our working capital and growth needs and to continue as a going concern. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, including those risks set forth in the Risk Factor sections of our annual and quarterly reports that are filed with the SEC. Many of these risks are beyond the control of the Company. This risks and other factors may cause actual results to differ materially from those implied or expressed by the forward-looking statements and they include, but are not limited to continued operating losses; our ability to continue as a going concern; the competitive nature of our industry; downturns in the oil and gas industry, including the oilfield services business; hazards inherent in the oil and natural gas industry; our ability to realize the anticipated benefits of acquisitions or divestitures; our ability to successfully integrate and manage businesses that we plan to acquire in the future; our ability to grow our oilfield services business; our dependence on key management personnel and technical experts; the impact of severe weather; our compliance with complex laws governing our business; our failure to comply with environmental laws and regulations; the impact of oilfield anti-indemnity provisions enacted by many states; delays in obtaining permits by our future customers or acquisition targets for their operations; our ability to obtain patents, licenses and other intellectual property rights covering our services and products; our ability to develop or acquire new products; our dependence on third parties; and, the results of pending litigation.

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